                                                                   Exhibit 32.01

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TetriDyn Solutions, Inc. (the
"Company") on Form 10-QSB for the quarter ended June 30, 2006, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, David
W. Hempstead, Chief Executive Officer and Chief Financial Officer of the
Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1)      the Report fully complies with the requirements of Section
                  13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)      the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David W. Hempstead
David W. Hempstead
Chief Executive Officer
Chief Financial Officer
August 14, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.